Exhibit 99.2

FALCONSTOR SOFTWARE, INC.

AMENDED AND RESTATED

2005 KEY EXECUTIVE SEVERANCE
PROTECTION PLAN

Effective as of December 1, 2005,

as amended as restated April 1, 2014

Appendices Updated October 3, 2013

TABLE OF CONTENTS

SECTION 1                      ESTABLISHMENT OF PLAN

SECTION 2                      DEFINITIONS

2.1	Base Salary
2.2	Board
2.3	Bonus Amount
2.4	Cause
2.5	Change in Control
2.6	Company
2.7	Effective Date
2.8	Employer
2.9	Executive Officer
2.10	Good Reason
2.11	Notice of Termination
2.12	Other Executives
2.13	Operating Companies
2.14	Participant
2.15	Permanent Disability
2.16	Plan
2.17	Severance Benefit

SECTION 3                      ELIGIBILITY

3.1	Participation
3.2	Duration of Participation

SECTION 4                      SEVERANCE BENEFITS

4.1	Right to Severance Benefit
4.2	Amount of Severance Benefit
4.3	Options
4.4	Restricted Stock

SECTION 5                      TERMINATION OF EMPLOYMENT

5.1	Written Notice Required
5.2	Termination Date

SECTION 6                      EXCISE TAXES

6.1	Cut-Back
6.2	Determination By Accountant

SECTION 7                      SUCCESSORS TO COMPANY

7.1	Successors
7.2	Sale of Operating Companies

SECTION 8                      AMENDMENT AND PLAN TERMINATION

8.1	Amendment and Termination
8.2	Form of Amendment

SECTION 9                      MISCELLANEOUS

9.1	Indemnification
9.2	Employment Status
9.3	No Duty of Mitigation
9.4	No Setoff
9.5	Benefits Under Other Plans
9.6	Validity and Severability
9.7	Governing Law; Choice of Forum
9.8	409A

APPENDIX I
APPENDIX II

FALCONSTOR SOFTWARE, INC.
AMENDED AND RESTATED
2005 KEY EXECUTIVE SEVERANCE PROTECTION PLAN

Effective as of December 1, 2005

           WHEREAS, the Board of Directors of FalconStor Software, Inc., recognizes that the threat of a change in ownership or control of the Company may occur which can result in significant distractions of its key executive personnel because of the uncertainties inherent in such a situation;

           WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its key executive personnel in the event of a threat of a Change in Control of the Company and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security; and

           WHEREAS, the Board has determined to amend and restate this Plan as provided herein.

           NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby amended and restated.

SECTION 1   ESTABLISHMENT OF PLAN

           As of the Effective Date, the Company established a severance compensation plan known as the FalconStor Software, Inc. 2005 Key Executive Severance Protection Plan as set forth in this document.  As of April 1, 2014, the Company amends and restates such severance compensation plan, hereafter known as the FalconStor Software, Inc. Amended and Restated 2005 Key Executive Severance Protection Plan.

SECTION 2   DEFINITIONS

           As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

2.1   Base Salary

           As to any Participant the amount that the Participant is entitled to receive as wages or salary from his or her Employer on an annualized basis, as in effect immediately prior to a Change in Control or, if greater, at any time following the Change in Control.

2.2    Board

           The Board of Directors of the Company.

2.3   Bonus Amount

           The term "Bonus Amount" shall mean for any Participant the annual bonus amount paid to the Participant for the fiscal year of the Company preceding the year in which the Change in Control occurs.

2.4   Cause

           “Cause” for termination by the Employer of the Participant’s employment shall mean (i) willful and continued failure by the Participant to substantially perform the Participant’s duties on behalf of the Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant) for a period of at least thirty consecutive days after a written demand for substantial performance has been delivered to the Participant by the Responsible Person, which demand specifically identifies the manner in which the Responsible Person believes that the Participant has not substantially performed the Participant’s duties, (ii) willful misconduct or gross negligence by the Participant which is demonstrably and materially injurious to the Company or any of its subsidiaries, or (iii) the Participant is convicted of, or has entered a plea of nolo contendere to, (x) a felony or (y) any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.  For purposes of clauses (i) and (ii) of this definition, an act, or failure to act, on the Participant’s part shall not be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.  In addition, as to any Participant who is an Executive Officer, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), finding in good faith that the Participant has committed Cause as set forth in such clauses and specifying the circumstances constituting Cause.  For purposes of this definition, “Responsible Person” shall mean (i) for a Participant who is an Executive Officer, the Board, and (ii) for a Participant who is an Other Executive, the Executive Officer to whom the Participant ultimately reports.

2.5   Change in Control

A “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(a)           An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the “Shares”) or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)           The individuals who, as of the Effective Date, are members of the board of directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)           The consummation of:

(i)           A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a Merger in which:

(A)           the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)           no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)           A complete liquidation or dissolution of the Company; or

(iii)           The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6   Company

           “Company” shall mean FalconStor Software, Inc.

2.7   Effective Date

           The “Effective Date” of this Plan is December 1, 2005.

2.8   Employer

“Employer” shall mean, as to any Participant on any date, the Company or the affiliate (including wholly-owned subsidiaries) of the Company that employs the Participant on such date.

2.9   Executive Officer

           All employees of the Company designated as “Officers” by the Board pursuant to Rule 16a1-f of the Securities and Exchange Commission and the Company’s General Counsel.

2.10  Good Reason

           “Good Reason” shall mean, as to any Participant, the occurrence of any of the following events or conditions following a Change in Control:

(a)           a change in the Participant’s title, offices or responsibilities (including reporting responsibilities) which represents a substantial reduction of his or her title, offices or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which are inconsistent with such title, offices or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such offices, except in connection with the termination of his or her employment for Cause, Permanent Disability, as a result of his or her death, or by the Participant other than for Good Reason;

(b)           a reduction in the Participant’s annual base salary;

(c)           (x) the Employer’s requiring the Participant to change the office location at which the Participant is based which results in the Participant having a commute to such location from the Participant’s residence in excess of 50 miles or in excess of 120% (in miles) of the Participant’s commute immediately prior to the date of such change of location, whichever is greater; or (y) the Employer’s requiring the Participant to engage in travel on the Employer’s business to an extent substantially greater than the Participant’s business travel obligations immediately prior to the Change in Control;

(d)           the failure by the Company or any of its affiliates to (i) continue in effect any material compensation or benefit plan, program or practice in which the Participant was participating immediately prior to the Change in Control, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each compensation or employee benefit plan, program and practice of the Company and its affiliates as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

(e)           any material breach by the Company of any provision of this Plan; or

                (f)           any purported termination of the Participant’s employment for Cause by the Company which does not otherwise comply with the terms of this Plan.

2.11  Notice of Termination

           “Notice of Termination” shall mean a notice which indicates the specific provisions in this Plan relied upon as the basis for any termination of employment and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.  No purported termination of employment shall be effective without such Notice of Termination.

2.12  Other Executives

Such other employees of the Company who are so designated by a majority vote of all Independent Directors of the Company.  For purposes of this section, “Independent Directors” shall mean Directors who meet the independence requirements of the Nasdaq Stock Market Marketplace Rules at the time any action is taken.

2.13  Operating Companies

           Subsidiary companies of the Company designated by the Company on Appendix I of the Plan.

2.14  Participant

           An employee of the Company who meets the eligibility requirements of Section 3.

2.15  Permanent Disability

           A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Chief Executive Officer of the Company (or, in the case of a determination with respect to the Chief Executive Officer, the Board) finds, upon the basis of medical evidence satisfactory to him or her, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company and that such disability will be permanent and continuous during the remainder of his or her life.

2.16  Plan

This FalconStor Software, Inc. Amended and Restated 2005 Key Executive Severance Protection Plan.

2.17  Severance Benefits

           The benefits payable in accordance with Section 4 of the Plan.

SECTION 3   ELIGIBILITY

3.1   Participation

           Executives shall become Participants in the Plan if they are designated by the Board or Compensation Committee thereof as Participants.  Participants shall be identified on Appendix II of the Plan.  The Company shall amend Appendix II from time to time as necessary to include new Participants in the Plan or remove Participants from the Plan who are no longer eligible to participate in the Plan, in each case in accordance with the terms and conditions of the Plan.

3.2   Duration of Participation

           A Participant shall cease to be a Participant in the Plan if he or she ceases to be an Executive Officer of Other Executive at any time prior to a Change in Control (but subject to Section 4.1(b)) or if his or her employment is terminated following a Change in Control under circumstances where he or she is not entitled to a Severance Benefit under the terms of this Plan.  A Participant whose termination of employment entitles him or her to payment of Severance Benefits shall remain a Participant in the Plan until the full amount of the Severance Benefits have been paid to him or her.

SECTION 4   SEVERANCE BENEFITS

4.1   Right to Severance Benefits

 (a)           A Participant shall be entitled to receive from the Company a Severance Benefit in the amount provided in Section 4.2 if (i) a Change in Control has occurred and (ii) within two years thereafter, the Participant’s employment with the Company terminates for any reason, except that notwithstanding the provisions of this Section 4.1(a), no benefits under this Plan will be payable should the Participant’s termination of employment be (A) by the Employer for Cause, (B) by reason of Permanent Disability, (C) voluntarily initiated by the Participant other than for Good Reason, or (D) by reason of the Participant’s death.

(b)           If (i) a Participant’s employment is terminated by the Employer without Cause prior to the date of a Change in Control or (ii) an action is taken with respect to the Participant prior to the date of a Change in Control that would constitute Good Reason if taken after a Change in Control, and the Participant reasonably demonstrates that such termination or action (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination or action shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control actually occurs.

 (c)           Notwithstanding any other provision of the Plan, the sale, divestiture or other disposition of an Operating Company (or part thereof) before the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or before a Change in Control shall not be deemed to be a termination of employment of Participants employed by such Operating Company, and such Participants shall not be entitled to benefits from the Company under this Plan as a result of such sale, divestiture or other disposition.  The sale, divestiture or other disposition of an Operating Company (or part thereof) after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or after a Change in Control shall not be deemed to be a termination of employment of Participants employed by such Operating Company, and such Participants shall not be entitled to benefits from the Company under this Plan as a result of such sale, divestiture or other disposition, in each case so long as the provisions of Section 7.2 have been satisfied.

4.2   Amount of Severance Benefit

           If a Participant’s employment is terminated in circumstances entitling him or her to a Severance Benefit as provided in Section 4.1, such Participant shall be entitled to the following benefits:

                      (a)           the Company shall pay to the Participant, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified in Section 5.2), in a single payment (without any discount for accelerated payment), an amount in cash equal to a formula, as described below, and based upon a multiplier, as assigned in the table below to the Participant according to the Participant’s designation on Appendix II (“Participant Designation”):

Multiplier	Participant Designation
3 X	Group III
2 X	Group II
1 X	Group I

(X) times the sum of (A) the Participant’s Base Salary and (B) the Bonus Amount;

                      (b)           for the period of months, as specified for each Participant Designation Level in the table below, subsequent to the Participant’s termination of employment, the Company shall at its expense continue on behalf of the Participant and his or her dependents and beneficiaries, the basic life insurance, flexible spending account, medical and dental benefits which were being provided to the Participant immediately prior to the Change in Control (or, if greater, at any time thereafter).  The benefits provided in this Subsection 4.2(b) shall be no less favorable to the Participant, in terms of amounts and deductibles and costs to him or her, than the coverage provided the Participant under the plans providing such benefits at the time Notice of Termination is given.  The Company’s obligation hereunder to provide the foregoing benefits shall terminate to the extent the Participant obtains replacement coverage under a subsequent employer’s benefit plans at an equal or higher level.  The amount of the foregoing benefits and reimbursements provided in a Participant’s taxable year cannot affect the amounts provided in any other taxable year.  To the extent the foregoing requires reimbursements be paid to a Participant, the reimbursement must be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred.  The Company also shall pay a lump sum equal to the amount of any additional income tax payable by the Participant and attributable to the benefits provided under this subparagraph (b) at the earlier of (i) the time such tax is imposed upon the Participant and (ii) the end of the Participant’s taxable year next following the taxable year in which the Participant remits the taxes;

Number of Months of Continued Coverage	Participant Designation
36 months	Group III
24 months	Group II
12 months	Group I

The amounts provided for in Section 4.2(a) shall be paid or transferred within thirty (30) days after the Participant’s termination of employment (or, if Section 4.1(b) applies to the termination, then within 30 days after the Change in Control).

4.3           Options

Notwithstanding any provision in the Company’s 2000 Stock Option Plan, as amended,  or any other Company Incentive or Non-Qualified Stock Option Plan, or in this Plan, in the event there is a Change of Control, the Company shall, at no cost to the Participant, replace any and all stock options granted by the Company and held by the Participant at the time of the Change of Control, whether or not vested, with an equal number of unrestricted and fully vested stock options to purchase shares of the Company's Common Stock (the "Option Replacement").  With respect to the Option Replacement, all options will become fully vested.  The Option Replacement shall satisfy the requirements of Treasury Regulation Section 1.409-1(b)(5)(v)(D).

Alternatively, in the event of a Change of Control, in lieu of the Option Replacement, a Participant may, subject to Board approval at the time, elect to surrender the Participant’s rights to such options, and upon such surrender, the Company shall pay to the Participant an amount in cash per stock option (whether vested or unvested) then held, which is the difference between the full exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or (iii) the mean between the high and low selling price of such stock on the Nasdaq National Market or other market on which the Company's Common Stock is then traded on the date on which the Participant entitled to a Severance Benefit.

4.4           Restricted Stock

Notwithstanding any provision in the Company’s 2006 Incentive Stock, or any other Company Incentive or Non-Qualified Stock Option Plan, or in this Plan, in the event there is a Change of Control, all restrictions on all shares of restricted Company stock previously granted to each Participant, including, without limitation, those relating to the Participant’s tenure with the Company, shall lapse and the shares shall have no further restrictions.

SECTION 5   TERMINATION OF EMPLOYMENT

5.1   Written Notice Required

Any purported termination of employment, either by the Company or by the Participant, shall be communicated by written Notice of Termination to the other.

5.2  Termination Date

In the case of the Participant’s death, the Participant’s Termination Date shall be his her date of death.  In all other cases, the Participant’s Termination Date shall be the date specified in the Notice of Termination subject to the following:

(a)           If the Participant’s employment is terminated by the Company for Cause or due to Permanent Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant, provided that in the case of Permanent Disability the Participant shall not have returned to the full-time performance of his or her duties during such period of at least thirty (30) days; and

(b)           If the Participant terminates his or her employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

SECTION 6   EXCISE TAXES

6.1   Cut-Back

(a)           In the event that any payments, benefits or distributions of any type by the Company or any of its affiliates to or for the benefit of the Participant, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Plan or otherwise (“Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, as amended (the “Code”), and (ii) but for this Section 6.1 would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then the Payments shall be either (x) provided to the Participant in full, or (y) provided to the Participant as to such lesser extent which would result in no portion of such Payments being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under the Excise Tax, as determined pursuant to Section 6.2.In the event that the Payments are to be reduced pursuant to this Section 6.1, such Payments shall be reduced such that the reduction of compensation to be provided to the Participant as a result of this Section 6.1 is minimized.  In applying this principle, (A) any Payments contingent on events occurring after the Change in Control shall be reduced first, and (B) the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code and the regulations thereunder, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro-rata basis, but not below zero.

6.2   Determination By Accountant

           All determinations required to be made under this Section 6 shall be made by the independent accounting firm retained by the Company on the date of Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the date of the Change in Control or termination, as applicable, or such earlier time as is requested by the Company or the Participant.  The Company and the Participant shall furnish to the Accounting Firm such information and documents as the Accounting Firm may reasonably request in order to make a determination under this Section 6.  The Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority.  If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return.  Any determination by the Accounting Firm shall be binding upon the Company and the Participant.

SECTION 7   SUCCESSORS TO COMPANY

7.1   Successors

This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.2   Sales of Operating Companies

If a Participant’s employment with his or her Employer terminates in connection with the sale, divestiture or other disposition of the stock or assets of any Operating Company (or part thereof) (a “Transaction”) after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control or after a Change in Control, such termination shall not be a termination of employment of the Participant for purposes of the Plan, and (notwithstanding the rights provided to the Participant by Section 4.1(a)) the Participant shall not be entitled to a Severance Benefit as a result of such termination of employment if (i) the Participant is offered continued employment, or continues in employment, with the divested Operating Company (or part thereof) or the purchaser of the stock or assets of the Operating Company (or part thereof), as the case may be, or one of their respective affiliates (the “Post-Transaction Employer”) on terms and conditions that would not constitute Good Reason and (ii) the Company obtains an agreement from the acquiror of the stock or assets of the divested Operating Company (or part thereof), enforceable by the Participant, to provide or cause the Post-Transaction Employer to provide severance pay and benefits, if the Participant accepts the offered employment or continues in employment with the Post-Transaction Employer or its affiliates following the Transaction, (A) at least equal to the Severance Benefit and (B) payable upon a termination of the Participant’s employment with the Post-Transaction Employer and its affiliates within the period described in Section 4.1(a)(ii) (or such part of it as is then remaining) for any reason other than Cause, Permanent Disability, the Participant’s death or a termination by the Participant without Good Reason.  For purposes of this Section 7.2, the terms Cause, Good Reason and Permanent Disability shall have the meanings ascribed to them in Sections 2.4, 2.10 and 2.15 respectively, but the term Employer as it is used in those Sections shall be deemed to refer to the entity employing the Participant after the Transaction, the term Company shall mean such employer or, if there is an ultimate parent corporation of such employer, such ultimate parent corporation, and the terms Board and Chief Executive Officer as used in those Sections shall be deemed to refer to the individuals or bodies serving those functions for such employer or, if applicable, such ultimate parent corporation.

SECTION 8   AMENDMENT AND PLAN TERMINATION

8.1   Amendment and Termination

Prior to a Change in Control, the Plan may be amended or modified in any respect, and may be terminated, in any such case, by resolution adopted by two-thirds of the Board; provided, however, that no such amendment, modification or termination which would adversely affect the benefits or protections hereunder of any individual who is a Participant as of the date such amendment, modification or termination is adopted shall be effective as it relates to such individual unless no Change in Control occurs within one year after such adoption, any such attempted amendment, modification or termination adopted within one year prior to a Change in Control being null and void ab initio as it relates to all such individuals who were Participants prior to such adoption (it being understood that the removal of Participants from participation in the Plan shall, for purposes of this proviso, constitute an adverse action for the Participants so removed); provided, further, however, that the Plan may not be amended, modified or terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, any such attempted amendment, modification or termination being null and void ab initio.  Any action taken to amend, modify or terminate the Plan which is taken after the execution of an agreement providing for a transaction or transactions which, if consummated, would constitute a Change in Control shall conclusively be presumed to have been taken in connection with a Change in Control.  From and after the occurrence of a Change in Control, the Plan may not be amended or modified in any manner that would in any way adversely affect the benefits or protections provided hereunder to any individual who is a Participant in the Plan on the date the Change in Control occurs.

8.2   Form of Amendment

           The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

SECTION 9   MISCELLANEOUS

9.1   Indemnification

The Company shall pay as they become due all legal fees, costs of litigation and other expenses incurred in good faith by any Participant as a result of the Company's refusal or failure to provide the Severance Benefits to which the Participant becomes entitled under this Agreement, as a result of the Company's contesting the validity, enforceability or interpretation of this Agreement or the Participant’s right to Severance Benefits hereunder.  The Participant shall be conclusively presumed to have acted in good faith unless a court makes a final determination not otherwise subject to appeal to the contrary.

9.2   Employment Status

This Plan does not constitute a contract of employment or impose on any Employer any obligation to retain the Participant as an employee, to change the status of the Participant’s employment as an Executive Officer or an Other Executive, or to change any employment policies of any Employer.  Without limiting the generality of the immediately preceding sentence, the Employer of a Participant may terminate the employment of the Participant at any time following a Change in Control, with or without Cause, subject to Section 5 hereof.

9.3           No Duty of Mitigation

The Company acknowledges that it would be very difficult and generally impracticable to determine a Participant’s ability to, or the extent to which a Participant may, mitigate any damages or injuries the Participant may incur by reason of the Change of Control. The Company has taken this into account in adopting this Plan and, accordingly, the Company acknowledges and agrees that no Participant shall have any duty to mitigate any such damages and that the Participant shall be entitled to receive all  Severance Benefits regardless of any income which the Participant may receive from other sources following any Change of Control.

9.4           No Setoff

The Company's obligation to give Severance Benefits to a Participant pursuant to this Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, but not limited to, any setoff, counterclaim, recoupment, defense or other right which the Company may have against a Participant.

9.5           Benefits Under Other Plans

The benefits that a Participant may be entitled to receive pursuant to Section 4.2 of this Plan are not intended to be duplicative of any similar benefits to which the Participant may be entitled from the Company under any other severance plan, agreement, policy or program maintained by the Company or any of its Subsidiaries. Accordingly, the benefits to which a Participant is entitled under Section 4.2 shall be reduced to take account of any other similar benefits to which the Participant is entitled from the Company; provided, however, that if the amount of benefits to which the Participant is entitled under such other severance plan, agreement, policy or program is greater than the benefits to which the Participant is entitled under Section 4.2 of this Plan,  the Participant will be entitled to receive the full amount of the benefits to which the Participant is entitled under such other plan, agreement, policy or program.

9.6   Validity and Severability

           The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.7   Governing Law; Choice of Forum

The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of New York.  A Participant shall be entitled to enforce the provisions of this Plan in any state or federal court located in the State of New York, in addition to any other appropriate forum.

9.8   409A

If at the time a Participant’s employment is terminated the Participant is a “specified employee” within the meaning of Section 409A of the Code and the regulations thereunder, to the extent required to comply with Section 409A, payment of the Severance Benefits shall not commence until one day after the day which is six months following the Termination Date, with the first payment equaling the full amount of such Severance Benefits.

IN WITNESS WHEREOF, the Company has caused the Plan to be effective as of the Effective Date.
FALCONSTOR SOFTWARE, INC.

By
Title:

ATTEST:

By_____________________________
Title:   Corporate Secretary

APPENDIX I

Operating Companies under the
FalconStor Software, Inc.
Amended and Restated
2005 Key Executive Severance Protection Plan

“Operating Companies” as defined in Section 2.13 shall include the following subsidiaries.   This list shall be amended by the Board as necessary in its discretion.

FalconStor, Inc.

FalconStor Japan Co. Ltd.

FalconStor SA

FalconStor, Inc. [Taiwan]

FalconStor Software Ltd.

FalconStor GmbH

FalconStor AC, Inc.

FalconStor Software, Inc. [Korea]

FalconStor Software (H.K.) Limited

FalconStor Software Canada, Inc.

FalconStor Software (Shanghai) Co. Ltd.